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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998 with respect to the financial statements of Logan Equipment Corporation included in the Registration Statement on Form S-4 and related Prospectus of NationsRent, Inc. for the registration of $175,000,000 Senior Subordinated Notes due 2008.

                                                        Ernst & Young LLP

                                                        /s/
Boston, Massachusetts
December 21, 1998